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EXHIBIT 10.44

REGISTRATION RIGHTS AGREEMENT

    This REGISTRATION RIGHTS AGREEMENT (together with any amendments and exhibits hereto, this "Agreement") is made as of September 10, 2001, between Ask Jeeves, Inc., a Delaware corporation ("Parent"), and the parties listed on Exhibit A hereto (the "Company Stockholders"), in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of September 10, 2001 by and among Parent, Answer Acquisition Corp. No. 2, Teoma Technologies, Inc. (the "Company"), and the other parties thereto (the "Merger Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

    Section 1.  Definitions.  As used in this Agreement:

      (a) "Effective Date" means the date upon which a registration statement filed pursuant to Section 2 of this Agreement shall have been declared effective by the SEC.

      (b) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

      (c) "Holders" mean persons owning or having the right to acquire Registrable Securities and their successors and any permitted assigns.

      (d) "Immediate Family" of an individual means a spouse of such individual, or a parent, sibling or lineal descendant of such individual or his or her spouse, whether by adoption or otherwise.

      (e) "Material Event" means the happening of any event during the period that a Registration Statement described in Section 2 hereof is required to be effective as a result of which, in the good faith judgment of Parent, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (f)  "Registrable Securities" means (i) the shares of Parent Common Stock issued pursuant to Section 3.1(b) of the Merger Agreement (including the Escrow Shares), together with all additional securities receivable or received in payment of dividends or distributions on or splits of those shares; and (ii) shares of Parent Common Stock issued or issuable upon exercise of warrants assumed by Parent pursuant to Section 3.1(f) of the Merger Agreement, together with all additional securities receivable or received in payment of dividends or distributions on or splits of those shares, provided, however, that such securities shall cease to be treated as Registrable Securities to the extent they (A) have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) have been sold or are capable of being sold within a single three-month period pursuant to SEC Rule 144 in the written opinion of counsel or (C) have been previously registered.

      (g) "Registration Expenses" mean all expenses incurred in connection with the filing and obtaining effectiveness of the Registration Statement pursuant to this Agreement, including, without limitation, all SEC, NASD and "blue sky" registration and filing fees, printing expenses, transfer agents' and registrars' fees, fees and disbursements of outside legal counsel and independent accountants for Parent, and one (1) outside legal counsel for all Holders, but shall not include Selling Expenses.

      (h) "Registration Statement" has the meaning set forth in Section 2 of this Agreement.

      (i)  "Securities Act" means the Securities Act of 1933, as amended.

      (j)  "Selling Expenses" mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of any separate legal, accounting and other advisors of any specific Holder in connection with the registration and sale of the Registrable Securities.

    Section 2.  Registration Statement.  Parent shall prepare and file with the SEC and shall use its commercially reasonable efforts to cause to become effective, a registration statement on Form S-3 (or any successor form), or if Parent is ineligible to use such form, Form S-1 (or any successor form), or such other form as may be appropriate in Parent's reasonable judgment, covering the Registrable Securities (the "Registration Statement") on or before the thirtieth (30th) day after the Effective Time; provided, however, that the Holders shall provide all such information and materials relating to the Holders as may be required to be disclosed pursuant to applicable SEC rules and regulations, and take all such commercially reasonable action as may be required in order to permit Parent to comply with all the applicable requirements of the SEC in order to cause the Registration Statement to be declared effective by the SEC, the provision of information and materials to be a condition precedent to the obligations of Parent with respect to each respective Holder pursuant to this Agreement. Parent represents that it is currently eligible to utilize Form S-3.

    Section 3.  Postponement of Registration.

      (a)  Registration.  Notwithstanding any other provision of this Agreement, Parent shall be entitled to suspend the effectiveness of the Registration Statement, for a period not to exceed sixty (60) calendar days, if its Board of Directors, in good faith determines that there exists (i) a Material Event or (ii) material nonpublic information about Parent which the Board of Directors does not wish to disclose in a registration statement which information may otherwise be required by the Securities Act to be disclosed in the Registration Statement; provided, however, that Parent may not exercise its rights to suspend the effectiveness of the Registration Statement more than twice per twelve (12) month period or for more than sixty (60) calendar days per suspension or more than seventy-five (75) calendar days in the aggregate.

      (b)  Material Event.  The Holders agree that, upon receipt of any notice from Parent of a determination pursuant to clause (i) or clause (ii) of Section 3(a), the Holders will forthwith discontinue any disposition of Registrable Securities pursuant to the Registration Statement until the Holders' receipt of copies of supplemented or amended prospectuses prepared by Parent, and, if so directed by Parent, the Holders will deliver to Parent or destroy all copies in their possession, other than permanent file copies then in the Holders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Holders that are "affiliates" of Parent within the meaning of Rule 144(a)(1) agree to discontinue disposition of the Registrable Securities during any restricted trading periods imposed on affiliates by Parent's Insider Trading Compliance Program.

    Section 4.  Obligations of Parent.

      (a) Except as set forth in Sections 2 and 3, Parent shall (i) use commercially reasonable efforts to keep the Registration Statement continuously effective until the first anniversary of the effective date of the Registration Statement; provided, however, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; (iii) furnish to the Holders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), as the Holders may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause such Registration Statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Holders shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified) unless Parent is already subject to service in such jurisdiction, and take all actions which may be reasonably necessary to enable the Holders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) cause all such Registrable Securities to be listed on each securities exchange or securities trading system (if any) on which similar securities issued by Parent are then listed; (vi) as long as such Registration Statement remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) furnish copies of prospectuses to any national securities exchange (if any) upon which the Registrable Securities are listed in compliance with Rule 153 adopted pursuant to the Securities Act, or any similar rule as in effect from time to time, so as to enable all the Holders to rely on such Rule for sales of Registrable Securities through the facilities of such national securities exchange; and (viii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

      (b) Parent shall notify each Holder (i) of any Material Event; (ii) of the date and time the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; (iii) of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information; and (iv) of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose and use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

      (c) Parent shall use commercially reasonable efforts to comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the SEC that are conditions to the availability of Rule 144 for the sale of the Registrable Securities.

    Section 5.  Expenses.  All Registration Expenses incurred in connection with the Registration Statement pursuant to this Agreement shall be borne by Parent. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by any Holder of such securities which shall be paid, at the election the Holders thereof, out of the proceeds from such sale.

    Section 6.  Indemnification.  In the event of any offering registered pursuant to this Agreement:

      (a) Parent will indemnify and hold harmless each Holder and, if an entity, each of the Holder's directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and any underwriter (as defined in the Securities Act), of securities included in to the Registration Statement filed pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which any of the foregoing persons may be subject under the Securities Act or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of the Securities Act, the Exchange Act or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, and will reimburse such Holder and each such director, officer, control persons, and underwriter for any legal and any other expenses reasonably incurred by any of them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that Parent will not be liable to any Holder in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with the information furnished in writing by, or on the behalf of, such Holder to Parent or any other Holder for use therein or (ii) if a Holder disposes of Registrable Securities in breach of Section 3.

      (b) Each Holder of Registrable Securities will severally and not jointly indemnify and hold harmless Parent, each of its directors and officers and each person who controls Parent within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in the Registration Statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, amendment, supplement, or prospectus in reliance upon and in conformity with the information furnished in writing by, or on behalf of, such Holder to Parent for use therein and will reimburse Parent, the remaining Holders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with the information furnished in writing by, or on behalf of, such Holder to Parent for use therein.

      (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if any Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, then the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any Person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6. The Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, and only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially prejudiced or impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

      (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations.

      (e) Parent and the Holders agree that it would not be just and equitable if contribution pursuant to Section 6(d) were determined by any pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Sections 6(c) and 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

      (f)  The obligations of Parent and any of the Holders under this Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement.

    Section 7.  Restrictions on Transfer.  The Holders understand that the Registrable Securities issued in connection with the Merger Agreement have been or will be issued in a transaction exempt from the registration requirements of the Securities Act and shall not be transferable except (a) in accordance with the registration statement filed with the SEC, in which case Holder must comply with the requirement of delivering a current prospectus, (b) in accordance with Rule 144, or (c) pursuant to an exemption from the registration requirements of the Securities Act. Parent shall be entitled to give stop transfer instructions to its transfer agent with respect to the Registrable Securities in order to enforce the foregoing restrictions.

    Section 8.  Assignment of Registration Rights.  The rights to cause Parent to register Registrable Securities pursuant to this Agreement may not be assigned by the Holders to any person or entity;

provided, however, that upon the death of any Holder, the rights to cause Parent to register Registrable Securities pursuant to this Agreement shall inure to such Holder's heirs, devisees, legatees, legal representatives or other designees; provided, further, that a Holder may transfer or assign the rights to cause Parent to register Registrable Securities pursuant to this Agreement to a transferee or assignee of Registrable Securities that is (a) a wholly-owned subsidiary of such Holder; (b) a person who controls such Holder within the meaning of Section 15 of the Securities Act; (c) a trust for the benefit of any individual Holder or a member of such Holder's Immediate Family, or a family limited partnership; or (d) to any transferee or assignee who becomes the holder of fifty thousand (50,000) or more Registrable Securities and provided further, that (i) the transferor shall, within ten (10) days after such transfer, furnish to Parent written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned or transferred; and (ii) such transferee or assignee shall agree to be subject to all restrictions set forth in this Agreement.

    Section 9.  Amendment of Registration Rights; Waivers.  This Agreement may be amended by the Holders of two-thirds (2/3) of the Registrable Securities then outstanding and Parent at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that no modification, amendment or waiver that would treat any Holder of Registrable Securities then outstanding in a non-ratable, discriminatory manner, or adversely affect the rights of any Holder, shall be made without the prior written consent of such Holder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    Section 10.  Limitation of Registration Rights.  Parent shall not have any obligation to register any Registrable Securities other than as set forth in this Agreement.

    Section 11.  Grant of Additional Registration Rights.  The Holders acknowledge that Parent may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of Parent on terms which would be negotiated at such time and may be more favorable than the terms of this Agreement.

    Section 12.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

      if to the Company Stockholders:

      Teoma Technologies, Inc.
      1551 South Washington Avenue, 4th Floor
      Piscataway, NJ 08854
      Attention: David L. Goret
      Facsimile: (732) 907-3090

      with a copy to:
      Hawk Holdings, LLC
      300 Tice Boulevard
      Woodcliff Lake, NJ 07675
      Attention: David L. Goret
      Facsimile: (201) 802-9144

      and with a copy to:
      Jenkens & Gilchrist Parker Chapin LLP
      405 Lexington Avenue
      New York, NY 10174
      Attention: Michael Weinsier
      Facsimile: (212) 704-6288

      if to Parent or Merger Sub:

      Ask Jeeves, Inc.
      Legal Department
      5858 Horton Avenue, Suite 350
      Emeryville, California 94608
      Attention: Cynthia Pevehouse
      Facsimile: (510) 985-7507

      with a copy to:

      Brobeck, Phleger & Harrison LLP
      Two Embarcadero Place
      2200 Geng Road
      Palo Alto, CA 94303
      Attention: Rod J. Howard, Esq.
      Facsimile: (650) 496-2777

    Section 13.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Agreement may be consummated as originally contemplated to the fullest extent possible.

    Section 14.  Assignment.  This Agreement shall bind and inure to the benefit of Parent and the Holders and, subject to Section 9, the respective successors and assigns of Parent and the Holders.

    Section 15.  Governing Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within that state, and no effect shall be given to any conflict of laws principles thereof directing the application of any law other than that of Delaware. The state courts of the State of Delaware shall have exclusive jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the exclusive jurisdiction of such courts with respect to all such disputes. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

    Section 16.  Headings; Interpretation.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

    Section 17.  No Conflicts.  Parent represents and warrants to the Holders that the registration right granted to the Holders under this Agreement does not conflict with any other registration rights granted by Parent. Parent shall not, after the date hereof, grant any registration rights which conflict with or impair the ability of Parent to perform its obligations hereunder.

    Section 18.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    Section 19.  Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

    IN WITNESS WHEREOF, Parent and the Holders have caused this Agreement to be executed as of the date first above written.

ASK JEEVES, INC.
By:	/s/ A. GEORGE (SKIP) BATTLE
A. George (Skip) Battle Chief Executive Officer

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  EXHIBIT 10.44
REGISTRATION RIGHTS AGREEMENT